FHLBANK TOPEKA ANNOUNCES 2013 FOURTH QUARTER AND ANNUAL OPERATING RESULTS

February 20, 2014 – FHLBank Topeka (FHLBank) announces its fourth quarter and annual operating results for 2013. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $37.0 million for the quarter ended December 31, 2013, compared to net income of $28.6 million for the quarter ended December 31, 2012. FHLBank is reporting net income computed in accordance with GAAP of $119.0 million for 2013, compared to net income of $110.3 million for 2012. FHLBank expects to file its Form 10-K for 2013 with the Securities and Exchange Commission (SEC) on or about March 14, 2014.

President’s Comments

“FHLBank Topeka recorded another year of outstanding financial performance allowing the bank to pay strong dividends while increasing retained earnings almost 18 percent,” said Andrew J. Jetter, president and CEO. “Advance balances at the end of 2013 were 5 percent higher than at the end of 2012 and members continued to see great value in the MPF® Program1 with over $1.2 billion of mortgages purchased from members through the program in 2013.”

1 “MPF” is a registered trademark of the Federal Home Loan Bank of Chicago.

GAAP Net Income

Net income computed in accordance with GAAP for the fourth quarter 2013 versus net income for the fourth quarter 2012 increased by $8.4 million. The following items factored into the increase:

•	FHLBank’s largest source of revenue, net interest income before loan loss provision, increased by $5.9 million primarily due to higher long term interest rates for the second half of the year and the maturity and call of some high cost debt in the third quarter 2013 that was replaced with lower cost debt that increased the fourth quarter 2013 net interest margin to 0.65 percent compared to 0.61 percent for the same period in 2012.

•	FHLBank recorded lower net losses on our derivatives and hedging activities and trading securities during the fourth quarter of 2013 than in the same period in 2012, despite slightly higher losses during the fourth quarter of 2013 in our trading securities related to fair value declines as a result of higher interest rates.

Net income computed in accordance with GAAP for the year ended December 31, 2013, versus net income for the year ended December 31, 2012, increased by $8.7 million. The following items factored into the increase:

•	Despite the increase in net interest margin in the fourth quarter, net interest income before loan loss provision for the year decreased by $1.9 million compared to the prior year primarily due to a $2.4 million decline in prepayment fees in 2013 compared to 2012 (prepayment fees are included in interest income on the income statement). Yields on both assets and liabilities declined in tandem with the decrease in interest rates, with yields on assets declining slightly more than the cost of liabilities, resulting in a decrease in net interest margin. A portion of asset yield decline is attributable to the decrease in prepayment fees. The decrease in net interest margin was offset by an increase in earnings assets.

•	FHLBank recorded lower net losses on our derivatives and hedging activities and trading securities during 2013 compared to 2012, despite greater losses during 2013 in our trading securities related to fair value declines as a result of higher interest rates.

GAAP Income versus Adjusted Income and Adjusted Return on Equity

FHLBank’s 2013 adjusted income (defined below), which excludes fair value changes in derivative and trading securities as well as prepayment fees on terminated advances, was virtually unchanged compared to 2012 adjusted income. Adjusted income for the three months ended December 31, 2013, compared to the same period in 2012 increased significantly because of the increase in our net interest margin discussed previously.

Adjusted income is a non-GAAP measure used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Therefore, as part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) assessments (equivalent to an effective minimum income tax rate of 10 percent); (2) fair value changes on derivatives and hedging activities (excludes net interest settlements related to derivatives not qualifying for hedge accounting); and (3) other items excluded because they are not considered a part of our routine operations or ongoing business model, such as prepayment fees, gain/loss on retirement of debt, gain/loss on mortgage loans held for sale and gain/loss on securities. The result is referred to as “adjusted income,” which is a non-GAAP measure of income. Adjusted income is used to compute an adjusted return on equity (ROE) that is then compared to the average overnight Federal funds effective rate, with the difference referred to as adjusted ROE spread. Because FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income, adjusted ROE and adjusted ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP net income, ROE based on GAAP net income and ROE spread based on GAAP net income, which can vary significantly from period to period because of fair value changes on derivatives and certain other items that management excludes when evaluating operational performance because the added volatility does not provide a consistent measurement analysis.

Derivative and hedge accounting affects the timing of income or expense from derivatives, but not the economic income or expense from these derivatives when held to maturity or call date. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to fair value each month, which can result in having to recognize significant gains and losses from year to year, producing volatility in FHLBank’s GAAP net income. However, the sum of such gains and losses over the term of a derivative will equal its original purchase price if held to maturity. At December 31, 2013, the carrying value of the FHLBank’s interest rate caps used to hedge adjustable rate mortgage-backed securities with embedded caps was $40.9 million. Because of the monthly mark to fair value on the caps, FHLBank’s GAAP net income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

In addition to impacting the timing of income and expense from derivatives, derivative accounting also impacts the presentation of net interest settlements on derivatives and hedging activities. This presentation differs under GAAP for economic hedges compared to hedges that qualify for hedge accounting. Net interest settlements on economic hedges are included with the economic derivative fair value changes and recorded in net gain (loss) on derivatives and hedging activities while the net interest settlements on qualifying fair value or cash flow hedges are included in net interest margin. Therefore, only the economic derivative fair value changes and the ineffectiveness for qualifying hedges included in the net gain (loss) on derivatives and hedging activities are removed to arrive at adjusted income (i.e., net interest settlements on economic hedges, which represent actual cash inflows or outflows and do not create fair value volatility, are not removed).

Calculation of Adjusted Income:	Three months ended		Year ended
	December 31,		December 31,
	(Amounts in thousands)		(Amounts in thousands)
	Unaudited		Unaudited

	2013	2012	2013	2012

Net Income, as reported under GAAP for the period	$36,978	$28,592	$119,038	$110,311
AHP assessments	4,109	3,177	13,229	12,261

Income before assessments	41,087	31,769	132,267	122,572
Derivative-related and other excluded items[1]	(4,675)	(2,576)	(1,858)	7,824

Adjusted income (a non-GAAP measure)[2]	$36,412	$29,193	$130,409	$130,396

[1]	Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

[2]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses adjusted ROE (a non-GAAP measure) compared to the average overnight Federal funds rate as a key measure of effective use and management of members’ capital. The impact of the decline in net interest margin is typically more apparent with adjusted ROE spread because it excludes the volatility in fair values mentioned above.

	Three months ended		Year ended
	December 31,		December 31,
Calculation of Adjusted ROE Spread:	(Amounts in thousands)		(Amounts in thousands)
	Unaudited		Unaudited
	2013	2012	2013	2012
Average GAAP total capital for the period	$1,848,534	$1,807,532	$1,868,255	$1,771,641
ROE, based upon GAAP net income	7.94%	6.29%	6.37%	6.23%
Adjusted ROE, based upon adjusted income[1]	7.81%	6.43%	6.98%	7.36%
Average overnight Federal funds effective rate	0.09%	0.16%	0.11%	0.14%
Adjusted ROE as a spread to average overnight Federal funds effective rate[1]	7.72%	6.27%	6.87%	7.22%

[1]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Attached are highlights of FHLBank’s financial position and results of operations for the three months and fiscal years ended December 31, 2013 and 2012. FHLBank’s Form 10-K for the year ended December 31, 2013, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC on or about March 14, 2014.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue,” “strive” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	December 31,	December 31,
	2013	2012
Financial Position
Investments[1]	$8,704,552	$10,774,411
Advances	17,425,487	16,573,348
Mortgage loans held for portfolio, net	5,949,480	5,940,517
Total assets	33,950,304	33,818,627
Deposits	961,888	1,181,957
Consolidated obligations, net[2]	30,946,529	30,642,961
Total liabilities	32,149,084	32,098,146
Total capital stock	1,252,249	1,264,456
Retained earnings	567,332	481,282
Total capital	1,801,220	1,720,481
Regulatory capital[3]	1,824,345	1,751,403

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Results of Operations
Interest income	$110,726	$119,202	$443,065	$494,783
Interest expense	51,601	66,007	225,292	275,103
Net interest income before loan loss provision	59,125	53,195	217,773	219,680
Provision for (reversal of) credit losses on mortgage loans	(135)	(22)	1,926	2,496
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(78)	(237)	(530)	(1,660)
Net gain (loss) on trading securities	(13,298)	(12,154)	(50,985)	(28,048)
Net gain (loss) on derivatives and hedging activities	7,232	2,750	10,107	(21,478)
Other income	2,905	1,064	10,590	8,270
Other expenses	14,934	12,871	52,762	51,696
Income before assessments	41,087	31,769	132,267	122,572
AHP assessments	4,109	3,177	13,229	12,261
Net income	36,978	28,592	119,038	110,311
Net interest margin[4]	0.65%	0.61%	0.61%	0.64%
Weighted average dividend rate[5]	2.51	2.35	2.42	2.26

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing
Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for
Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP.
Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.
[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.